UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2013

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(678) 319-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicole Anasenes as Chief Financial Officer

On November 6, 2013, Infor, Inc. (the “Company”) announced that it has appointed Nicole Anasenes as Chief Financial Officer, effective immediately.

Ms. Anasenes, 40, comes to the Company with over 17 years of broad financial experience. Before joining the Company, Ms. Anasenes served in a variety of senior financial executive roles at International Business Machines (“IBM”), most recently as Vice President and Chief Financial Officer IBM Software Middleware Group from May 2011 until October 2013. Prior to this Ms. Anasenes served as Vice President and Chief Financial Officer IBM Enterprise Initiatives from January 2009 until June 2011. From July 1996 until January 2009, Ms. Anasenes served in various finance and treasury leadership positions with IBM. Ms. Anasenes holds an MBA in Strategic Management from the University of Pennsylvania - The Wharton School and a BS in Economics and International Business form New York University - Leonard N. Stern School of Business.

Ms. Anasenes replaces Mr. Jay Hopkins who has served as the Company’s Interim Chief Financial Officer since January 31, 2013. Mr. Hopkins remains with the Company serving in his role as Senior Vice President, Controller and Chief Accounting Officer.

Ms. Anasenes will receive an annual base salary of $450,000 and is also eligible to earn annual cash incentive payments, the actual amount of the bonus to be determined by the Board of Directors pursuant to a bonus plan based on factors including, without limitation, achievement of annual operating performance targets. Ms. Anasenes is eligible to receive an equity award of 400,000 Management Incentive Units (MIUs) for the Company’s affiliate class C non-voting units. The MIU award will vest 25% on each of the first, second, third and fourth anniversary of the grant date. Ms. Anasenes is also entitled to participate in Infor’s benefit programs on the same basis as those benefits are generally made available to the Company’s other officers.

The preceding is a summary of the material terms of the employment agreement between the Company and Ms. Anasenes and is qualified in its entirety by the employment agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Anasenes does not have any relationship or related transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Ms. Anasenes as Chief Financial Officer on November 6, 2013, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated October 16, 2013, between Infor (US), Inc. and Nicole Anasenes

99.1	Press release of Infor, Inc. issued November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: November 6, 2013	By: /s/ Gregory M. Giangiordano
Gregory M. Giangiordano
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated October 16, 2013, between Infor (US), Inc. and Nicole Anasenes

99.1	Press release of Infor, Inc. issued November 6, 2013

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